99.3

Ballroom Dance Fitness, Inc.

Unaudited Condensed Pro Forma Balance Sheet

June 30, 2013

(UNAUDITED)

	As Reported	Pro Forma Adjustments	Pro Forma
ASSETS:
CASH	$ 8,394	$ 1,258	$ 9,652
TOTAL CURRENT ASSETS:	8,394	1,258	9,652
OTHER ASSETS:
DEFERRED RENT COSTS AND DEPOSITS	-	15,199	15,199
TOTAL ASSETS	$ 8,394	$ 16,457	$ 24,851

LIABILITIES AND STOCKHOLDERS' DEFICIT
LIABILITIES:
ACCOUNTS PAYABLE	$ 5,500	$ 5,830	$ 11,330
DUE TO MEMBER	74,288	47,660	121,948
TOTAL CURRENT LIABILITIES:	79,788	53,490	133,278

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' DEFICIT	(71,394)	(37,033)	(108,427)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$ 8,394	$ 16,457	$ 24,851